UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2008

AMERICAN REPROGRAPHICS COMPANY
 (Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-32407	20-1700361
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California	94596
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 949-5100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2008, American Reprographics Company (the “Company”) announced that S. “Mohan” Chandramohan resigned as a director and Chairman of the Board and K. “Suri” Suriyakumar, was named Chairman of the Board, effective as of July 24, 2008. Mr. Suriyakumar is currently a member of the Board and is also the Company’s President and Chief Executive Officer and will continue in those capacities.  Effective as of July 24, 2008, the Company and Mr. Chandramohan entered into a Consulting Agreement, whereby Mr. Chandramohan agreed to serve as a consultant to the Company’s Board through June 2010 and will receive compensation in the amount of $325,000 per year for such services. Mr. Chandramohan remains a beneficial owner of more than ten percent of the Company’s outstanding common stock. The Board of Directors has initiated a search to find a new Board member.

A copy of the press release announcing the resignation of Mr. Chandramohan and the appointment of Mr. Suriyakumar as Chairman is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

99.1	Press release dated July 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2008

AMERICAN REPROGRAPHICS COMPANY

By: /s/ Kumarakulasingam Suriyakumar
Kumarakulasingam Suriyakumar
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 28, 2008.

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